E-1
Exhibit 3
Beck & Co.
Form 10-SB/A
Amendment No. 1
File No. 0-26607

[Specimen stock certificate]

Number                                                 Shares

                           BECK & CO.
       Incorporated Under the Laws of the State of Nevada
Par Value $0.001                                 CUSIP No. 07557P 10 6
Common Stock

This Certifies that       [Specimen]

is the owner of

Fully Paid and Non-assessable Shares of the Common Stock par Value $0.001 Each of
                           BECK & CO.
transferable on the books of the Corporation in person or by duly authorized  attorney upon surrender of this Certificate  properly
endorsed.   This Certificate is not valid until countersigned  by
the Transfer Agent and registered by the Registrar.

      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                        Dated
             President                       Countersigned and Registered:

                                              Signature Stock Transfer, Inc.
                                              (Dallas, Texas) Transfer Agent

                         [Seal]              By
                                             Authorized Signature